                                                                  EXHIBIT (a)(5)

              CONSENT OF HOLDERS OF 10% CONVERTIBLE SECURED NOTES

         In June 1996, you participated in a private placement (the "Private Placement") of 10% Convertible Secured Notes (the "Notes") of Credit Depot Corporation (the "Company") through J. Michael Reisert, as Placement Agent.

         The Company is currently (i) offering to reduce the Conversion Price of the Notes and to issue additional shares of Common Stock of the Company on the conversion of certain 9% Convertible Preferred Stock (the"Preferred Stock") as more particularly set forth in the Conversion Offer attached herewith; and
(ii) proposing to effect a one-for-five reverse stock split.

         In connection therewith, the Company is proposing to amend the Loan Agreement, dated June 12, 1996 (the "Loan Agreement"), relating to the Notes. The Amendment to the Loan Agreement (a form of which is attached hereto) will
(i) eliminate covenants limiting certain restricted payments (principally consisting of certain payments of dividends and of the distributions on and purchases, redemptions and acquisitions of, equity securities); (ii) eliminate the covenant limiting certain distributions and other payments, including loans and advances, by the subsidiaries of the Company; (iii) eliminate the covenant that requires the Company to have assets equal to at least 70% of the outstanding principal balance of the Notes; (iv) eliminate the covenant restricting asset sales; (v) eliminate the covenant restricting certain real property acquisitions; (vi) eliminate the event of default as a result of certain indebtedness of the Company becoming due and payable prior to maturity; and (vii) eliminate certain provisions regarding the adjustment of the conversion price of your Notes (the "Conversion Price") in the event of an issuance by the Company of Common Stock, or convertible securities entitling the holders thereof to subscribe for or purchase shares of Common Stock, at a price per share less than the Conversion Price.

         Accordingly, in consideration of the above and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Amendment to the Loan Agreement is hereby approved.

                                         Acknowledged and Agreed to:



                                         ---------------------------
                                         Print Name:

                            CREDIT DEPOT CORPORATION

                        AMENDMENT TO THE LOAN AGREEMENT

         This agreement (the "Amendment"), dated as of October __, 1997, amends a Loan Agreement (the "Loan Agreement"), dated June 12, 1996, among CREDIT DEPOT CORPORATION, a Delaware corporation (the "Company"), CREDIT DEPOT CORPORATION OF NORTH CAROLINA, a Delaware corporation, CREDIT DEPOT CORPORATION OF OHIO, a Delaware corporation, CREDIT DEPOT CORPORATION OF SOUTH CAROLINA, a Delaware corporation, CREDIT CORPORATION OF TENNESSEE, a Delaware corporation, CREDIT DEPOT CORPORATION OF FLORIDA, a Delaware corporation, CREDIT DEPOT CORPORATION OF INDIANA, a Delaware corporation, CREDIT DEPOT CORPORATION OF GEORGIA, a Delaware corporation, each a guarantor of the Company's obligations hereunder (collectively, the "Guarantors"), and JOHN J. MCMANUS & ASSOCIATES, P.C., a Georgia Professional Corporation (the "Custodian").

         WHEREAS, the Company is currently (i) offering to reduce the Conversion price of the 10% Convertible Secured Notes (the "Notes") and to issue additional shares of Common Stock of the Company on the conversion of certain 9% Convertible Preferred Stock (the"Preferred Stock") as more particularly set forth in the Conversion Offer attached herewith; and (ii) proposing to effect a one-for-five reverse stock split; and

         WHEREAS, in connection therewith, the parties hereto desire to amend the Loan Agreement relating to the Notes to (i) eliminate covenants limiting certain restricted payments (principally consisting of certain payments of dividends and of the distributions on and purchases, redemptions and acquisitions of, equity securities); (ii) eliminate the covenant limiting certain distributions and other payments, including loans and advances, by the subsidiaries of the Company; (iii) eliminate the covenant that requires the Company to have assets equal to at least 70% of the outstanding principal balance of the Notes; (iv) eliminate the covenant restricting asset sales; (v) eliminate the covenant restricting certain real property acquisitions; (vi) eliminate the event of default as a result of certain indebtedness of the Company becoming due and payable prior to maturity; and (vii) eliminate certain provisions regarding the adjustment of the conversion price of the Notes (the "Conversion Price") in the event of an issuance by the Company of Common Stock, or convertible securities entitling the holders thereof to subscribe for or purchase shares of Common Stock, at a price per share less than the Conversion Price.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agreement is amended as follows:

         Sections 4.05, 4.06, 4.09, 4.13, 4.16, 6.02 and 10.07 of the Loan
Agreement are hereby eliminated.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

Dated as of                , 1997       CREDIT DEPOT CORPORATION
             --------------

ATTEST                                  By:
By:                                         -----------------------------------
    ------------------------------      Name:  Gerald F. Sullivan, Sr.
    Assistant Secretary                 Title: President and Chief Executive
                                                  Officer

(CORPORATE SEAL)

Dated as of                , 1997       CREDIT DEPOT CORPORATION OF OHIO, as
             --------------                 Guarantor

ATTEST                                  By:
By:                                         -----------------------------------
    ------------------------------      Name:  Gerald F. Sullivan, Sr.
    Assistant Secretary                 Title: President and Chief Executive
                                                  Officer

(CORPORATE SEAL)

Dated as of                , 1997       CREDIT DEPOT CORPORATION OF SOUTH
             --------------                 CAROLINA, as Guarantor

ATTEST                                  By:
By:                                         -----------------------------------
    ------------------------------      Name:  Gerald F. Sullivan, Sr.
    Assistant Secretary                 Title: President and Chief Executive
                                                  Officer

(CORPORATE SEAL)

Dated as of                , 1997       CREDIT DEPOT CORPORATION OF NORTH
             --------------                 CAROLINA, as Guarantor

ATTEST                                  By:
By:                                         -----------------------------------
    ------------------------------      Name:  Gerald F. Sullivan, Sr.
    Assistant Secretary                 Title: President and Chief Executive
                                                  Officer

(CORPORATE SEAL)

Dated as of                , 1997       CREDIT DEPOT CORPORATION OF FLORIDA, as
             --------------                 Guarantor

ATTEST                                  By:
By:                                         -----------------------------------
    ------------------------------      Name:  Gerald F. Sullivan, Sr.
    Assistant Secretary                 Title: President and Chief Executive
                                                  Officer

(CORPORATE SEAL)

Dated as of                , 1997       CREDIT DEPOT CORPORATION OF INDIANA, as
             --------------                 Guarantor

ATTEST                                  By:
By:                                         -----------------------------------
    ------------------------------      Name:  Gerald F. Sullivan, Sr.
    Assistant Secretary                 Title: President and Chief Executive
                                                  Officer

(CORPORATE SEAL)

Dated as of                , 1997       CREDIT DEPOT CORPORATION OF TENNESSEE,
             --------------                 as Guarantor

ATTEST                                  By:
By:                                         -----------------------------------
    ------------------------------      Name:  Gerald F. Sullivan, Sr.
    Assistant Secretary                 Title: President and Chief Executive
                                                  Officer

(CORPORATE SEAL)

Dated as of                , 1997       CREDIT DEPOT CORPORATION OF GEORGIA,
             --------------                 as Guarantor

ATTEST                                  By:
By:                                         -----------------------------------
    ------------------------------      Name:  Gerald F. Sullivan, Sr.
    Assistant Secretary                 Title: President and Chief Executive
                                                  Officer

(CORPORATE SEAL)

Dated as of                , 1997       CASH BACK MORTGAGE CORPORATION,
             --------------                 as Gaurantor

ATTEST                                  By:
By:                                         -----------------------------------
    ------------------------------      Name:  Gerald F. Sullivan, Sr.
    Assistant Secretary                 Title: President and Chief Executive
                                                  Officer

(CORPORATE SEAL)

Dated as of                , 1997       JOHN J. MCMANUS & ASSOCIATE, P.C. A
             --------------                 GEORGIA PROFESSIONAL CORPORATION,
                                            Custodian

ATTEST                                  By:
By:                                         -----------------------------------
    ------------------------------      Name:  John J. McManus
    Assistant Secretary                 Title: President

(CORPORATE SEAL)